Exhibit 6.22

THESE DOCUMENTS HAVE BEEN AMENDED AND RESTATED.

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118
Printed: 4/30/2026

HOME PURCHASE AGREEMENT COVER SHEET
553180000-18

Orell Station - LOUISVILLE, KY 40272

Buyer(s) Name (as it will appear on the Deed) and Address

Neptune Rem LLC

412 W Norfolk Avenue, Suite 2, Norfolk, Nebraska 68701, US -

Seller Name and Address

D.R. Horton, Inc. – Louisville, a Delaware corporation
13425 Eastpoint Centre DriveSuite 130
Louisville, KY 40223

(No phone numbers found.):
(No phone numbers found.)

Selected Home

Model Name: HARMONY Model Number: X421 A3 Homesite:18
Property Address: 7056 Train Station Way, LOUISVILLE, KY 40272 Construction Phase:

Investment Information

Plan Base Price:	**$297,900.00**
Options Selected to Date:	**$5,920.00**
Lot Premium (if Applicable):	**$ 0.00**
Incentive Adjustments (if Applicable) - see Applicable Addendum:	
Sales Price Adjustment:	**<$23,820.00>**
Option Incentive Credited:	**$ 0.00**
Grand Total Sales Price to Date:	**$280,000.00**

Deco Coupon (If Applicable)

Deco Coupon Total:	**$ 0.00**
Deco Coupon Used:	**$ 0.00**
Deco Coupon Remaining:	**$ 0.00**

Earnest Deposits

Earnest Deposits

Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
04/29/2026				$3,000.00	$ 0.00
Note: Buyer to Wire in Deposit 4/30/26					
			Total	**$3,000.00**	**$ 0.00**

Closing Information

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Apr 30, 2026

Initials Buyer Date

DBG 21159848.2

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 Apr 30, 2026 Initials Buyer Date DBG 21159848.2 Seller Paid Points: 0.00% Seller Contribution-Preferred: $ 0.00 Seller Contribution-General: $ 0.00 Contract Date: 04/29/2026 Single Release Date: 05/06/2026 Closing Notes: (No closing notes found.) Legal Description To follow on title commitment to be delivered pursuant to paragraph 8 of the Agreement TERMS YOU NEED TO KNOW Agreement. This Home Purchase Agreement Cover Sheet and the attached Home Purchase Agreement, as amended and together with all exhibits, addenda, and attachments thereto, including, but not limited to, the Plan and the Limited Warranty. Base Price. The Plan Base Price listed above. Closing. The closing of an Escrow established with a title company that serves as the Escrow agent for the transfer of the Property. Closing Date. The date on which You pay the Final Payment and We deliver to You a warranty deed transferring title to You. Closing Notice. Your written confirmation of the Closing Date for the Property. Your Closing Notice will arrive at least 3 Business Days prior to the Closing Date. Closing Costs. All fees associated with the Closing, including, but not limited to, Escrow fees, recording charges, and title insurance fees. Construction Work. All of the work, labor, equipment and materials required to construct the Dwelling upon the Real Estate in accordance with the Plan. Contract Date. The date on which this Home Purchase Agreement is countersigned by an authorized representative of D. R. Horton, Inc. – Louisville, a Delaware corporation. Dwelling. The home that We will be constructing or have constructed and which you agree to purchase according to the terms of the Agreement. Escrow. A process whereby a title company accepts instructions from parties to a transaction and delivers held funds and documents in compliance with those instructions. Final Payment. The balance of the Purchase Price remaining unpaid after payment of earnest money or other deposits, as of the Closing Date. Plan. The plan applicable to the selected home model name and number referenced above, as may be modified with the agreement of the parties from time to time. Purchase Price. The Grand Total Sales Price to Date, reflected on this Home Purchase Agreement Cover Sheet, as may be amended or adjusted pursuant to the Agreement or upon the mutual agreement of the parties. Single Release Date. The deadline for all of Your standard option, upgrade, or extra selections (if any) to be made, and after which time, no further changes to the Dwelling will be allowed. Real Estate. The land You are purchasing, which is described above and will be legally described in the title commitment. We, Us, Our, Seller. D.R. Horton, Inc. – Louisville, a Delaware corporation D. R. Horton, Inc. – Louisville, a Delaware corporation, its employees and agents, successors and assigns. You, Your, Buyer. The Buyer(s), including Your heirs, executors, administrators, agents and permitted assigns. PAGE 2 JAJA

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 Apr 30, 2026 Initials Buyer Date HOME PURCHASE AGREEMENT 553180000-18 D.R. Horton, Inc. – Louisville, a Delaware corporation 13425 Eastpoint Centre DriveSuite 130 Louisville, KY 40223 (No phone numbers found.): (No phone numbers found.) BUYER(S): Neptune Rem LLC Address:412 W Norfolk Avenue Norfolk, Nebraska, 68701 Phone: Facsimile: Email:johnarsenault@realbricks.com This Home Purchase Agreement, together with all Addenda incorporated by reference herein (“Agreement”), is made by and between the seller D.R. Horton, Inc. – Louisville, a Delaware corporation (“Seller”) and the buyer(s) Neptune Rem LLC (“Buyer”) and entered into as of the date of Seller’s execution of the Agreement as set forth below (the “Contract Date”). Seller and Buyer are sometimes referred to herein as a “Party” or “Parties.” Seller is also sometimes referred to herein as “We” and/or “Us” and/or “Our”, and Buyer is also sometimes referred to herein as “You” and/or “Your”. 1. PURCHASE AND SALE. Buyer agrees to purchase from Seller the real estate described as Lot 18 in Orell Station (the “Community”), with an address of 7056 Train Station Way, LOUISVILLE, KY 40272, the Dwelling to be built on this real estate, and all improvements placed on the real estate (collectively referred to herein as the “Property”). 2. PURCHASE PRICE AND DEPOSIT. A. The total purchase price for the Property is $280,000.00 (“Purchase Price”), exclusive of closing costs as set forth in Section 10 and as further detailed in the Purchaser Selection Sheet (“PSS”). If the Purchase Price stated herein, in the PSS, or any revised PSS are in conflict, the last dated PSS executed by Buyer and Seller shall control. B. Buyer will deposit with Seller the sum of $3,000.00 (the “Earnest Money Deposit”) when Buyer signs this Agreement. Buyer shall make further payment, including any additional deposit (the “Additional Money Deposit”) to Seller as set forth on the Home Purchase Agreement Cover Sheet. The Additional Money Deposit shall include all subsequent cash deposits to Seller that may be required due to the selection of Options (defined in Subsection 5(A) below). The Earnest Money Deposit and Additional Money Deposit are sometimes collectively referred to herein as the “Deposit.” C. Buyer understands and agrees that the Deposit will be deposited into Seller’s general account (except as provided in Subsection 20(D)), will not be segregated from other funds, and will not bear interest for Buyer’s benefit. The Deposit is non-refundable except as expressly provided herein. D. The Additional Money Deposit and all other funds collected for upgrades or optional items for the Property are non-refundable under any circumstances except for a proper termination for Seller’s default by Buyer or as set forth in Sections 18 or 21. This is because Seller uses the Additional Money Deposit to begin construction of the Dwelling, and if Buyer cannot complete the PAGE 1 JAJA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 purchase, Seller cannot determine the amount of damages that it will incur as a result. 3. FINANCING. A. (Select applicable box): .. Cash Transaction. Buyer will not obtain third-party financing and will purchase the Property with cash. Within five (5) business days from the Contract Date, Buyer agrees to provide to Seller financial statements or other written verification of Buyer’s ability to purchase the Property with cash. If, based on the information provided and in Seller’s sole and absolute discretion and judgment, Seller determines that Buyer does not have sufficient resources to purchase the Property with cash or Buyer fails to provide information as required by this subsection, Seller may terminate this Agreement and refund to Buyer any paid Deposit, which shall be Buyer’s sole and exclusive remedy, and no cause of action shall accrue for Buyer because of such termination. .. Third-Party Financing. Buyer will seek third-party financing (“Loan”) to purchase the Property from a lender of Buyer’s choice (“Lender”). Buyer shall apply for the Loan within three (3) Business Days after the Contract Date. Failure by Buyer to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Buyer. Within seven (7) days after the Contract Date, Buyer shall provide Seller with written evidence from Buyer’s lender confirming that Buyer has been prequalified for the Loan (the “Prequalification Letter”). Within twenty-one (21) days of the Contract Date, Buyer shall provide Seller with a letter from Buyer’s lender confirming that the Loan has been conditionally approved (the “Conditional Approval Letter”). Within thirty (30) days after the Contract Date, Buyer shall provide Seller with a letter from Buyer’s lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the “Final Approval Letter”). If Buyer fails to provide the Prequalification Letter, Conditional Approval Letter or Final Approval Letter to Seller by the respective deadlines stated above, then Seller may terminate this Agreement upon written notice to Buyer, in which event the Deposit shall be refunded to Buyer if Buyer is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder. FHA or VA loans are subject to additional terms as described in Section 20 below. Although Seller may inform Buyer of available lenders, Buyer understands and acknowledges that choice of lender and choice of loan is Buyer’s sole decision. B. Notwithstanding anything to the contrary in this Agreement, Buyer understands and agrees that: (i) Seller and Seller's sales agents and other employees have no authority to approve or disapprove Buyer's Loan; and (ii) the Lender has the sole responsibility and authority to grant approval of Buyer's Loan. Accordingly, Buyer understands that Buyer does not have Loan approval until the Lender grants such approval (which may be with or without conditions). Seller and Seller's sales agents and other employees shall have no liability for the failure of the Lender to approve Buyer's Loan. Buyer is encouraged to review the Notice of Seller’s Business Affiliations for additional provisions relating to the use of DHI Mortgage Company, Ltd. or another Lender. 4. HOME CONSTRUCTION. Seller shall exercise good faith and due diligence in completing construction of the Dwelling; however, Seller is not obligated to begin construction on the Dwelling (or in the case of a complete or partially constructed Dwelling, commence construction or installation of Buyer selected Options) unless and until We receive, if applicable: (a) Your Options Selection Deposit; (b) any other Additional Money Deposits required by the Agreement; (c) proof satisfactory to Us of Your ability to pay the Final Payment at Closing, including, but not limited to, the Final Approval Letter; and (d) all necessary governmental approvals. Construction will substantially conform to the Agreement, including the Plan. Copies of the Plan are available for review during normal business hours at Our sales office. PAGE 2 JA JA

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia **Job:** 553180118
Printed: 4/30/2026

In accordance with good building practices and applicable building codes, We reserve the absolute right and discretion to:

- determine the ground elevation, garage hand, standard versus reverse Plan, and location of the Dwelling on the lot;
- substitute materials or brand names of similar or better quality, pattern, color and value;
- make other changes in construction as may be required by material shortages, strikes, work stoppages or otherwise;
- approve the selection of exterior colors and finishes in order to promote the overall design and appearance of the community;
- grade the lot in accordance with the approved grading plan which is available for inspection at Our sales office during normal business hours or in variation of the approved grading plan to preserve or accommodate existing field conditions, utility easements or storm water management facilities; and
- remove trees and shrubbery from the lot although We will not be liable for any damage to any remaining trees or shrubbery.

5. MATERIAL SELECTIONS.

(A) You will make <u>all</u> of Your standard option, upgrade, or extra selections (if any, as approved by Seller) (singularly, an "**<u>Option</u>**", and collectively, the "**<u>Options</u>**") before Your Single Release Date, which have been or will be provided to You at the time You set up Your appointment to select your interior colors, if applicable. After Your Single Release Date, **NO FURTHER CHANGE(S) TO THE DWELLING WILL BE ALLOWED**.
By your initials, You hereby acknowledge, understand and agree to this cutoff requirement.

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Initials Buyer

On or before Your Single Release Date, You will meet with a Representative of Seller. At this meeting the Seller Representative will review with You all of the Options and selections You chose for the Dwelling. If You fail to complete Your selections by Your Single Release Date, We reserve the right to complete the selections for You, and You will be required to close on the Dwelling with such options, colors and finishes chosen by Us, or We can elect to terminate the Agreement, declare You in default and retain Your Deposit as liquidated damages. If the Dwelling You purchased is an inventory home, meaning that the Dwelling has been completely or partially constructed, the Single Release Date will not apply. You will be advised by Your Seller Representative which Options and selections You may choose, if any, for the inventory home, and in what timeframe these options must be selected and finalized. In the purchase of a completed or almost completed inventory home, there will be no meeting scheduled for You with a Seller Representative given that options for completed or almost completed inventory homes have been predetermined by Us.

(B) If You make any Option selections for which Seller requires an additional deposit, then You shall deposit with Us twenty-five percent (25%) of the total cost of Your selected Options ("**<u>Options Selection Deposit</u>**"). Any Options Selection Deposits shall be deemed Additional Money Deposits and shall be non-refundable when paid and subject to the terms and conditions of Section 11 of this Agreement. The Options Selection Deposit is due no later than the Single Release Date, or if You purchased an inventory home, at the time You make Your final selections. If You fail to make the Options Selection Deposit by the Single Release Date (or at the time You make Your final selections for an inventory home), We have the right to exercise Our remedies under Section 11 of this Agreement or complete the Dwelling and include only those options at our discretion. In the event we elect to complete the Dwelling as aforesaid, You agree to close on the Property.

6. PRE-CLOSING INSPECTION. Prior to Closing, You will have the opportunity to walk through and inspect Your Dwelling with Our representative. A first walk through will occur at least four (4) days prior to Closing ("**<u>Orientation Walk</u>**") and will occur on the date indicated in Your Closing Notice. At this time, Our representative will acquaint You with each of the features of Your Dwelling and, if necessary, You and Our representative will develop a mutually agreeable checklist of any items that remain to be completed. On or prior to the Closing Date, You will complete a final inspection of the Dwelling ("**<u>Final Walk</u>**"). At the Final Walk, You will confirm that We have completed or scheduled completion of all applicable checklist items. Notwithstanding the foregoing, Closing shall in no

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Initials Buyer Apr 30, 2026
Date

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 event be delayed nor will We permit any holdbacks or credits against the Purchase Price at Closing as a result of any remaining checklist items. Our obligation to complete any checklist items will survive Closing. 7. CLOSING. Seller will have the sole right to determine the date, time, and place of the Closing (the “Closing Date.”). Seller shall communicate the details of the Closing in writing, including, without implied limitation, electronic mail, to Buyer and Buyer will close on the Closing Date, unless otherwise agreed to in writing by both Parties. If Buyer does not close the purchase of the Property on or before the Closing Date, Buyer understands and agrees that Seller shall have the right to terminate this Agreement as described in Section 11 below. If Seller does not elect to terminate the Agreement and the Closing subsequently occurs after the initially set Closing Date, Seller has the right to charge to Buyer and Buyer shall pay (except as may be limited by FHA/VA regulations for FHA/VA loans) to Seller (in addition to all other amounts due from Buyer under this Agreement) a late closing fee up to $75 per day from and including the initially set Closing Date to and excluding the actual day of Closing (the “Late Fee”). Buyer understands and agrees the Late Fee is to cover Seller’s administrative fees and is not a penalty. Notwithstanding the foregoing, if this Agreement is contingent upon Buyer obtaining a Loan, Seller shall agree to postpone Closing to the extent such postponement is required in order for Buyer’s Lender to meet any waiting period required under federal consumer financial law, and Seller shall not impose the Late Fee. In the event that the Buyer does not close on or before the Closing Date due to delays caused solely by Seller, Seller will not have the right to impose the Late Fee. Subject only to the provisions of Section 22 below, Closing shall occur no later than that date which is two (2) years after the date that Buyer signs this Agreement. 8. TITLE. Seller agrees to furnish to Buyer, at Buyer’s full expense, (i) prior to Closing, a Commitment for Title Insurance from a title company mutually acceptable to Buyer and Seller (the “Title Company”), and (ii) shortly after Closing, both a Lender’s Policy of Title Insurance (if required by Lender) (the “Lender’s Title Policy”) and an Owner's Policy of Title Insurance (the “Owner’s Title Policy”) issued by the Title Company in the amount of the Purchase Price and dated as of or after the date of Closing. The Owner’s Title Policy shall insure Buyer's title to be good and indefeasible subject only to the standard printed exceptions, applicable easements, the Declaration of Restrictions for the subdivision in which the Property is located, all matters and covenants disclosed or shown on the final plat for the Property, any liens securing the payment of the Loan, and any and all matters of record. All oil, gas, groundwater and other minerals in, on, and under the Property are excepted from the definition of Property and reserved by Seller, an affiliate of Seller, and/or predecessors in title of Seller. The Deed (as defined below) to be furnished by Seller at Closing shall be subject to the terms listed in the preceding sentence, including all easements of record and easements visible or apparent on the ground, whether or not such easement is shown on any survey or plot plan, which are applicable to the Property (collectively, the “Permitted Exceptions”). Notwithstanding the foregoing, We will not be responsible for any liens or encumbrances You cause on account of Your acts prior to Closing. If the title commitment discloses any exceptions other than the Permitted Exceptions, We will have thirty (30) days from the delivery date to have such exceptions removed or insured over and, in such event, the Closing Date shall occur five (5) days from the delivery of a revised commitment containing only the Permitted Exceptions. At Closing, We will cause the Title Company to issue an ALTA owner's title insurance policy subject only to the Permitted Exceptions. Our providing of a commitment to issue an ALTA owner's title insurance policy in the amount of the purchase price and subject only to the Permitted Exceptions satisfies Our obligation to provide good and merchantable title to the Property. At Closing, We also will provide: (i) the Deed; (ii) a bill of sale covering any personal property on the Property (if applicable); (iii) a Vendor’s Affidavit in a form sufficient to permit the Title Company to delete the standard (preprinted) exceptions to the title insurance policy (other than those requiring a survey to delete); (iv) a non-foreign affidavit; (v) any other documents required by law to complete the Closing; (vi) a certificate of occupancy or equivalent documentation; and (vii) a settlement statement. At Closing, You shall deliver: (i) the Final Payment; (ii) any other documents required by the Title Company or required by law to complete the Closing; and (iii) a settlement statement. 9. ENTRY AND POSSESSION. Title to the Property remains with Us until Closing, which means that We have complete control of and possession of the Property until the Special Warranty Deed (“Deed”) is duly executed by Us and delivered to You at Closing, conveying the Property to You. As such, You may not make any changes or alterations to the Property or enter the Property without Our written permission and unless You are accompanied by Our authorized representative. You also agree to indemnify and hold Us harmless from any claim of injury or damage to personages or property, including any attorneys fees or other expenses, caused by or related to any unauthorized entry by You or Your companions prior to Closing. 10. CLOSING COSTS AND PRORATIONS. The Closing of Your Property will require the payment of Closing Costs. Our Closing Costs will be limited to payment of Kentucky transfer tax due upon recordation of the Deed pursuant to KRS 142.050 and the cost of preparation of the Deed. Your Closing Costs will be: (i) any closing fee charged by the closing or escrow agent, including fees for preparation of all Closing documents other than the Deed; (ii) title search fees and the premium for the Owner’s Title Policy; (iii) all PAGE 4 JA JA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 Escrow and title fees associated with Your Loan (including, without limitation, the premium for any Lender’s Title Policy); (iv) any lender fees and the costs associated with recording Your Deed and mortgage; (v) any endorsements to the Owner’s Title Policy or any Lender’s Title Policies; and (vi) any capital contribution, initial assessment or transfer fee charged by the Association (as defined below), if applicable. Each party hereto shall pay the fees of any attorneys or other consultants hired by such party in connection with the purchase and sale of the Property. At Closing, You will assume and agree to pay (a) all assessments for improvements first becoming a lien after the Closing Date; and (b) Your pro rata portion of the real estate taxes assessed for and first becoming a lien during the calendar year in which Closing occurs, based upon the number of days remaining in such calendar year after the Closing Date. At Closing, We shall pay (a) all assessments for improvements not assumed by You; (b) Our pro rata portion of the real estate taxes assessed for and first becoming a lien during the calendar year in which closing occurs (based upon the number of days in such calendar year prior to and including the Closing Date); and (c) all delinquent real estate taxes and assessments (and penalties and interest thereon, if any). The present tax rate and assessed values shall be used for the purposes of the prorations under this Section if the applicable tax rate and assessed values have not been set. Any taxes or assessments (and penalties and interest thereon, if any) which are either (a) not assumed by You and which are not due and payable at the time of Closing; or (b) delinquent at time of Closing, shall be allowed to You as a credit against the Purchase Price at Closing, and We shall not be further liable for such taxes or assessments. 11. DEFAULT. Buyer will be in default under this Agreement if: (a) Buyer advises Seller in writing or otherwise that Buyer will not fully perform Buyer’s obligations under this Agreement; or (b) Buyer fails to fully and timely perform any provision of this Agreement (including but not limited to timely paying Deposits or timely completing the Closing). If Buyer defaults, Seller may cancel this Agreement at any time by giving Buyer written notice, and Seller is entitled to the sum of $6,000.00 or the Deposit, whichever is greater, as liquidated damages and not as a penalty. This will be Seller’s remedy if Buyer defaults and the Parties cannot resolve the matter within a reasonable amount of time. The Parties agree that the amount of the actual damages which Seller would suffer as a result of Buyer’s default would be extremely difficult to ascertain and have agreed that the greater of $6,000.00 or all sums theretofore paid or deposited by Seller (or required to be paid by Seller on or prior to the date We elect to terminate the Agreement) are reasonable estimates of Seller’s damages and are not intended to constitute a penalty. In addition to this remedy, if Buyer or Buyer’s companions damage the Dwelling and/or Property prior to Closing and Seller must repair it, Buyer will be responsible for Seller’s repair costs and associated damages. If, prior to Closing, Buyer believes that Seller has failed to comply with the Agreement, Buyer must give Seller written notice detailing Buyer’s complaint. Seller will have twenty (20) days after receipt to remedy the failure (if any) or commence a cure (if appropriate) if the correction will take longer than twenty (20) days. If Seller has not remedied or commenced to remedy the problem within this time, Buyer’s sole and exclusive remedies are either to: (1) terminate this Agreement upon delivering written notice to Seller, whereupon Seller will refund the Deposit in lieu of all other legal and equitable remedies; or (2) pursue specific performance of this Agreement in accordance with the dispute resolution procedures set forth in Section 13 below. Notwithstanding the foregoing, if Seller fails to complete construction of the Dwelling within two (2) years from the date Buyer signs this Agreement, subject only to the provisions of Section 22 below, Seller’s defenses to contract actions or performance delays allowed by applicable law, or Buyer’s acts or omissions, Buyer may pursue whatever remedies Buyer may have at law or in equity under applicable law in accordance with the dispute resolution procedures set forth in Section 13 below, as applicable. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IF A BONA FIDE DISPUTE ARISES BETWEEN THE PARTIES PRIOR TO THE CLOSING THAT THE PARTIES CANNOT REASONABLY AND PROMPTLY RESOLVE THROUGH GOOD FAITH NEGOTIATIONS, THEN SELLER CAN ADVISE BUYER IN WRITING THAT IF THE MATTER IS NOT RESOLVED WITHIN TEN (10) DAYS, SELLER CAN ELECT TO TERMINATE THE AGREEMENT AND RETURN THE DEPOSIT TO BUYER. IF THIS REMEDY IS PURSUED, NEITHER PARTY WILL HAVE ANY OTHER CLAIMS OR CAUSES OF ACTION AGAINST EACH OTHER ARISING FROM THE AGREEMENT, THE TERMINATION, OR ON ANY OTHER GROUND, AND NEITHER PARTY SHALL HAVE THE RIGHT TO INITIATE THE DISPUTE RESOLUTION PROVISIONS OF THIS AGREEMENT OR FILE A LIS PENDENS AGAINST THE PROPERTY. This Section 11 shall survive Closing and/or termination of this Agreement. 12. LIMITED WARRANTIES AND DISCLAIMER. PAGE 5 JA JA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 (A)Ten-Year Limited Warranty. At Closing, We shall provide You with a written, ten-year limited warranty on the Dwelling administered by Residential Warranty Corporation (“RWC”). The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, “LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES,” and referred to herein as the “Limited Warranty.” As part of this Agreement, We shall deliver to You (in either print, electronic or digital format) a sample of the Limited Warranty that will be provided for the Dwelling. The final Limited Warranty will be validated by RWC after Closing. The terms of the Limited Warranty are incorporated herein by reference and are as fully a part of the Agreement as if repeated and set forth herein. (B)Manufacturers’ Warranties. At Closing, We shall assign to You all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the Dwelling. (C)Disclaimer and Limitation on Seller’s Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT AS SPECIFICALLY PROVIDED IN THE LIMITED WARRANTY, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND RELATED TO THE DWELLING OR THE CONSTRUCTION WORK. THE WARRANTIES SET FORTH IN THE LIMITED WARRANTY ARE EXCLUSIVE OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SHALL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE SELLER. THE LIMITED WARRANTY REPRESENTS THE BUYER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO THE CONSTRUCTION WORK PERFORMED BY THE SELLER AND WITH RESPECT TO THE DWELLING. SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO BUYER OR ANYONE CLAIMING THROUGH BUYER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER DISCLAIMS ANY IMPLIED WARRANTY OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATED TO THE DWELLING OR THE CONSTRUCTION WORK. (D)Right to Cure Construction Defects. You are advised that Kentucky law affords construction professionals the right to offer to cure construction defects before a homeowner may commence action against the construction professional. SPECIFICALLY, SECTIONS 411.250 TO 411.266 OF THE KENTUCKY REVISED STATUTES CONTAIN IMPORTANT REQUIREMENTS YOU MUST FOLLOW BEFORE YOU MAY FILE AN ACTION FOR DEFECTIVE CONSTRUCTION AGAINST THE BUILDER OF YOUR HOME. YOU MUST DELIVER TO THE BUILDER A WRITTEN NOTICE OF ANY CONSTRUCTIONCONDITIONS YOU ALLEGE ARE DEFECTIVE AND PROVIDE THE BUILDER THE OPPORTUNITY TO MAKE AN OFFER TO REPAIR OR PAY FOR THE DEFECTS. YOU ARE NOT OBLIGATED TO ACCEPT ANY OFFER MADE BY THE BUILDER. THERE ARE STRICT DEADLINES AND PROCEDURES UNDER STATE LAW, AND FAILURE TO FOLLOW THEM MAY AFFECT YOUR ABILITY TO FILE A LAWSUIT. Neither the inclusion of this Section 12(D) nor any term or condition thereof, is intended or shall be construed to preempt, amend, modify or render ineffective or inapplicable Section 12(C) or any other provision of this Agreement limiting Your election of remedies to those prescribed by the Limited Warranty. (E) Survival. The provisions of this Section 12 and its sub-sections shall survive the Closing and shall not be merged into any document of transfer or conveyance, including without limitation, the Deed. 13. DISPUTE RESOLUTION. The Parties both desire to quickly, inexpensively, and efficiently resolve any disputes that arise. Thus, any and all claims, disputes, and causes of action of whatever nature involving or relating to the Agreement, the Dwelling, the Property, any warranties, the Parties’ interactions, or otherwise, including, but not limited to, a suit for specific performance (collectively “Disputes”) occurring before and/or after Closing and/or termination of the Agreement will be resolved through the following procedures: A. Mediation. If the Parties have not been able to resolve disputes through discussion, the Parties agree to submit the matter to a mediator whose role is to facilitate further negotiations. The mediator will not have power to decide how to resolve the dispute, but will attempt to bring the Parties together. If the Parties cannot agree on the person to serve as mediator, the Parties will utilize the American Arbitration Association (“AAA”) for this role. The Parties will share the mediator’s charges. B. MANDATORY BINDING ARBITRATION. BUYER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION PAGE 6 JA JA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER’S CONSTRUCTION AND DELIVERY OF THE DWELLING; (B) SELLER’S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 12 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AAA (BUT NEED NOT BE CONDUCTED BY THE AAA), AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR’S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION. «INITIAL-LINES-BELOW-BLOCK-DATELESS--BUYE» C. Waiver of Jury Trial. Notwithstanding the agreement to submit all Disputes to mediation and arbitration, if such procedures are unavailable for any reason, then the Parties agree as follows: EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS ENCOURAGED TO CONTACT AN ATTORNEY IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT. D. Limitations. Any action or claim, regardless of form, which arises from or relates to this Agreement and/or the Property is barred (to the extent permitted by applicable law) unless it is brought by the Buyer or Seller not later than two years and one day from the date that the cause of action accrues. E. Waiver of Consequential and Punitive Damages. UNDER NO CIRCUMSTANCES SHALL SELLER OR BUYER BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, SPECULATIVE, INDIRECT, PUNITIVE, EXEMPLARY, LOST PROFITS, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED. The Parties expressly agree that to the extent any such damages are awarded by an arbitrator(s), they are not enforceable and the Party required to pay such damages has the right to appeal the award to a court of competent jurisdiction. F. Limitation on Attorneys’ Fees. Except as provided in Subsection 9 and Subsection 13(B), each Party is responsible for the payment of their own attorneys’ fees and costs and under no circumstances will Seller or Buyer be liable to the other Party for attorneys’ fees and costs. G. Survival. This Section 13 shall survive Closing and/or termination of this Agreement. 14. BUSINESS DAY/BUSINESS HOURS. Business Day shall mean Monday through Friday, excluding Federal Holidays. Business Hours shall mean 8 a.m. through 5 p.m. Eastern Standard Time. 15. NOTICES. All notices must be in writing. Notice to any one of a multiperson-Buyer shall be in writing and shall be sufficient Notice to all Buyers. Notice must be given within the time frames established in this Agreement and in one or more of the following manners for effective delivery of such notice to the other party: A. by certified mail, return receipt requested, at the address stated on page 1 of this Agreement. Notice served by certified mail shall be effective on the date of mailing; or P AGE 7 JA JA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 B. by personal delivery at the address stated on page 1 of this Agreement; or C. by overnight courier, at the address stated on page 1 of this Agreement. Such Notice shall be effective on the next Business Day, following deposit with the overnight courier company; or D. by electronic mail transmission (“e-mail”) if an e-mail address has been provided in the Agreement by the recipient party. Notice shall be effective as of the date and time of e-mail transmission provided that said transmission is made on a Business Day during Business Hours. In the event the transmission is made during non-Business Hours or on a non-Business Day, delivery shall be deemed to have occurred the first Business Hour of the next Business Day after transmission. 16. ELECTRONIC SIGNATURES AND TRANSMISSIONS. The Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals. The parties further agree that this Agreement may be executed in several counterparts by separate signature page, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Agreement. WHEN SIGNED BY BOTH PARTIES, THE AGREEMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER’S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT THINK IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A REAL ESTATE ATTORNEY BEFORE SIGNING IT. 17. ASSIGNMENT. You agree not to transfer or assign the Agreement or any interest herein without Our prior written consent, and any such attempted assignment will be null and void. 18. CASUALTY. In the event of material damage or destruction of the Property and/or the Dwelling by fire, earthquake, or any other casualty outside of Seller’s control prior to the Closing Date, Seller may terminate the Agreement and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination. 19. APPRAISED VALUE. (Applicable to Non-VA and Non-FHA Loans Only). This Agreement is NOT contingent on an appraisal. Buyer shall be required to proceed to Closing without regard to whether the Property is appraised for less than the Purchase Price. 20. FOR FHA/VA LOANS ONLY. A. Amendatory Clause: If Buyer applies and obtains a commitment for a VA-guaranteed loan (“VA Loan”) or an FHA-insured loan, then notwithstanding any other provision of this Agreement, Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of earnest money deposits or otherwise unless Buyer has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Department of Veterans Affairs or a Direct Endorsement lender setting forth the appraised value of the property of not less than $280,000.00. The Buyer shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development (“HUD”) will insure. HUD does not warrant the value or the condition of the property. Buyer should satisfy himself/herself that the price and condition of the property are acceptable. B. Additional Funding: Buyer agrees that should Buyer elect to complete the purchase at an amount in excess of the appraised value, Buyer shall pay such excess amount in cash from a source Buyer agrees to disclose to FHA or VA (as applicable) and that Buyer represents will not be from borrowed funds, except as approved by FHA or VA (as applicable). C. Escape Clause for VA Loans Only: It is expressly agreed that, notwithstanding any other provisions of the Agreement, the Buyer shall not incur any penalty by forfeiture of earnest money or otherwise or be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. The Buyer shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. PAGE 8 JA JA

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 501, 3703(c)(1)). D. Deposit for VA Loans Only: Notwithstanding Subsection 2(C), the Deposit will be deposited by Seller in a special trust account that is safeguarded from claims of creditors of Seller until the Deposit either: (i) for the benefit of Buyer, has been disbursed at settlement or applied to the cost of the land/construction of the Property; or (ii) if the transaction does not materialize, is otherwise disposed of in accordance with the terms of the Agreement. E. Notice of VA Loan: [Select one of the following] Apr 30, 2026 Initials Buyer Date Buyer intends to obtain a VA Loan. OR Buyer does NOT intend to obtain a VA Loan. If Buyer does NOT currently intend to obtain a VA Loan but later decides to obtain a VA Loan, Buyer must promptly notify Seller in writing. 21. PRIOR SALE/ACQUISITION OF PROPERTY. If, as of the Contract Date, Seller does not own title to the Property and Seller is thereafter unable to acquire the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Buyer understands that it will be impossible for Seller to perform its obligations under this Agreement. In the event of such an impossibility, Seller will have the right to terminate this Agreement and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination. 22. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller’s reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. 23. MISCELLANEOUS: • ENTIRE AGREEMENT. The Agreement constitutes the complete agreement between You and Us, and none of the parties shall be bound by any promises, representations or agreements except as are expressly set forth in the Agreement. Buyer has personally inspected the Property and is buying it on the basis of Buyer's own examination and judgment and not because of any representation made by Seller or Seller's agent to Buyer as to its location, value, future value, income therefrom, type, or condition of construction. No salesperson, agent, or employee of Seller has any authority to modify the terms of this Agreement or the authority to make any oral representation or agreement upon which Buyer may rely to cancel, change, or modify any portion of this Agreement. This Agreement supersedes any and all prior negotiations, statements, representations, understandings and agreements. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING, UNLESS SUCH AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE HAS BEEN DESCRIBED IN THIS AGREEMENT OR ANY AMENDMENT OR ADDENDA THEREOF EXECUTED BY BUYER AND SELLER'S AUTHORIZED OFFICER/REPRESENTATIVE. • If any part of the Agreement is deemed unenforceable, the remaining part(s) of the Agreement will still be binding. • The Section headings are for convenience only and in no way limit the scope and intent of this Agreement. • Timeliness is a critical component of the Agreement. • You shall bear all risk of loss to and destruction of the Dwelling due to fire or any other cause, casualty or other proceeding or event occurring after the earlier of the Closing Date or Your occupancy of the Dwelling, whether authorized or unauthorized. • The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without reference to the conflicts of laws or choice of law provisions thereof. PAGE 9 JA JA

Apr 30, 2026 Initials Buyer Date Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 • Prior to the Closing, We shall provide to You the following, if applicable: (1) a disclosure that the Property is in a community governed by a homeowners association (“Association”); (2) a copy of the recorded governing documents for the Association; (3) a statement indicating whether there are assessments and the amount of any assessments with respect to the Association; and (4) the names and business or home addresses for a board member, agent, or other person who has a contract with the Association to provide any management services for the Association. 24. BROKER/LICENSEE. A. You acknowledge and agree that Our Sales Representative is not Your real estate agent in the purchase and sale of the Property. Seller may agree to pay a co-broker fee or commission (“Broker Commission”) upon home closing to a licensed real estate agent/broker who represents You in this transaction, but only if (i) You and your real estate agent/broker have entered into a brokerage agreement (aka “Buyer Agreement”), and (ii) You, Your real estate agent/broker, and Seller have entered into a Broker Addendum/Commission Agreement in connection with this transaction (“Broker Addendum”). Buyer represents and warrants that Buyer has not dealt with any other agents, brokers, salespersons, or finders of persons other than as disclosed to Seller in writing, and Buyer shall hold Seller harmless from and indemnify Seller against any and all liability, expenses, or attorneys' fees sustained or incurred by Seller resulting from any such dealings by Buyer. No commissions shall be earned by broker/agent or paid by Seller for any reason whatsoever if Closing does not occur for any reason. This Section 24 shall survive the Closing and/or termination of this Agreement. B. In addition to any standard Broker Commission paid in connection with the purchase of the Property, Seller from time-to-time may offer incentive programs (“Incentive Programs”) to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the Contract Date, may be offered to Buyer’s broker. Any such additional commission will not be paid unless it has been agreed upon in the Buyer Agreement and the Broker Addendum. If Buyer wants more information regarding Broker’s Commission or Incentive Programs applicable to Buyer’s purchase, please notify Seller in writing. 25. ADDITIONAL DOCUMENTS. A. Buyer acknowledges receipt of the following documents and understands that such documents are part of the Agreement: • Home Purchase Agreement Cover Sheet; • Purchaser Selection Sheet; • Builder’s Incentive and Concessions Addendum; • Construction Addendum; • Quality Assurance Policy; • Mold Addendum; • Smart Home Disclosure; • Insulation Disclosure Addendum; • Community Specific Disclosure Addendum (if applicable, and including any additional documents specified therein); and • Radon Addendum. B. Buyer acknowledges receipt of the following documents, which are NOT part of the Agreement: • The Notice of Seller’s Business Affiliations; • Closing Disclosure Contact Information; • Broker Addendum/Commission Agreement (if applicable; see Section 24); and • The sample Limited Warranty. C. Subsections 25(A) through (B) are not an exhaustive list of all documents that Buyer may receive as part of execution of this Agreement and purchase of the Property, and this agreement may be amended from time to time in accordance with its terms. An additional document received at time of Agreement execution or after the Contract Date will only be incorporated as part PAGE 10 JA JA

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia **Job:** 553180118
Printed: 4/30/2026

of this Agreement if (i) the document expressly states that it is part of this Agreement and (ii) the document is signed by Seller's Authorized Officer/Representative.

IN WITNESS WHEREOF, THE UNDERSIGNED PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATES SET FORTH BELOW.

SELLER:	BUYER:
D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni May 7, 2026 Nicole Erni (May 7, 2026 11:01:52 EDT) Nicole Erni Date D.R. Horton Officer George T Garcia Apr 30, 2026 George T Garcia (Apr 30, 2026 11:38:20 EDT) **Sales Rep:** George T Garcia Date	?Ieptune Rem LLC Apr 30, 2026 Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) **Buyer:** Neptune Rem LLC Date

PAGE 11

JA Apr 30, 2026
JA
Initials Buyer Date

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118
Printed: 4/30/2026

PURCHASER SELECTION SHEET

As of Change Order 0

ADDENDUM TO CONTRACT BETWEEN
Neptune Rem LLC, Buyer
And
D.R. HORTON, INC. – LOUISVILLE, Seller

Date: 04/30/2026
Buyer Signature Date: 04/29/2026
Last Selection Update: 12/09/2021

Lot Number: 18
LOT/Block:
Lot Address:
7056 Train Station Way
LOUISVILLE, KY 40272

Community: Orell Station
Plan/Elevation Name: HARMONY

Swing: L -
Plan/Elevation/Series Code: X421/A3/L

Selected Options

Selected Options

25 – Appliances						
Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
26000090	0	04/28/2026	George T Garcia	1.0000	$1,800.00	$1,800.00
Color:			**Location:**			
WWRS315SDHM-25CF SIDE BY SIDE SS WHIRLPOOL REFRIGERATOR						
					Sub-Total	**$1,800.00**

18 – Countertops						
Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
R1801015	0	04/28/2026	George T Garcia	1.0000	$1,550.00	$1,550.00
Color: SEE INTERIOR COLOR OPT.			**Location:**			
QUARTZ KITCHEN COUNTERTOP						
					Sub-Total	**$1,550.00**

11 – Exterior Features						
Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
12000030	0	04/28/2026	George T Garcia	1.0000	$ 0.00	$ 0.00
Color:			**Location:**			
Fiber Cement Siding: Includes Exterior Wrap On Windows						
					Sub-Total	**$ 0.00**

FL – Flooring						
Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price
L3831022	0	04/28/2026	George T Garcia	1.0000	$ 570.00	$ 570.00
Color:			**Location:**			
LVP - ILO SHEET VINYL						
L3831025	0	04/28/2026	George T Garcia	1.0000	$1,140.00	$1,140.00
Color:			**Location:**			
LVP-GREAT ROOM/HALLWAYS/STUDY and LOFT						

Purchaser Selection Sheet – LOU – 6-1-21

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118
Printed: 4/30/2026

Sub-Total **$1,710.00**

91 – Garage Doors							
Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price
91999002	0	04/28/2026	George T Garcia		1.0000	$ 860.00	$ 860.00
Color:				**Location:**			
Garage Door Opener							

Sub-Total **$ 860.00**

14 – HVAC							
Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price
14000060	0	04/28/2026	George T Garcia		1.0000	$ 0.00	$ 0.00
Color:				**Location:**			
Gas Hvac 92% Eff. Furnace							

Sub-Total **$ 0.00**

00 – Structural Options							
Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price
R0000EXP	0	04/28/2026	George T Garcia		1.0000	$ 0.00	$ 0.00
Color:				**Location:**			
EXPRESS SERIES SPECIFICATION							

Sub-Total **$ 0.00**
Total: **$5,920.00**

Investment Information	
Plan Base Price:	**$297,900.00**
Options Selected to Date:	**$5,920.00**
Lot Premium (if Applicable):	**$ 0.00**
Incentive Adjustments (if Applicable) - see Applicable Addendum:	
Sales Price Adjustment:	**<$23,820.00>**
Option Incentive Credited:	**$ 0.00**
Grand Total Sales Price to Date:	**$280,000.00**

For FHA/VA Loans Only: Amendatory Clause. If Buyer applies and obtains a commitment for a VA-guaranteed loan or an FHA-insured loan, then notwithstanding any other provision of this Agreement, Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of earnest money deposits or otherwise unless Buyer has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Department of Veterans Affairs or a Direct Endorsement lender setting forth the appraised value of the property of not less than $280,000.00. The Buyer shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development ("**HUD**") will insure. HUD does not warrant the value or the condition of the property. Buyer should satisfy himself/herself that the price and condition of the property are acceptable.

SELLER:	**BUYER:**
D.R. Horton, Inc. – Louisville, a Delaware corporation	Neptune Rem LLC — Apr 30, 2026
Nicole Erni — May 7, 2026	Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT)
Nicole Erni (May 7, 2026 11:01:52 EDT)	**Buyer:** Neptune Rem LLC — Date
Nicole Erni — Date	
D.R. Horton Officer	

Purchaser Selection Sheet – LOU – 6-1-21

This Builder’s Incentive and Concessions Addendum (“Addendum”) is attached to and made a part of the certain Home Purchase Agreement dated 04/29/2026 between D.R. Horton, Inc. – Louisville, a Delaware corporation, as Seller, and Neptune Rem LLC, as Buyer, regarding the Property therein described (the “Agreement”). This Addendum, together with the Agreement, constitutes the entire agreement between Seller and Buyer with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount (collectively, “Incentives”) made, or to be made, by Seller in connection with the sale of the Property to Buyer under the Agreement that are conditioned upon the use of a Preferred Lender (described below) or a Seller affiliate. There are no agreements regarding such Incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict in terms set forth in this Addendum with any other provisions of the Agreement, this Addendum shall control. Capitalized terms not defined in this Addendum have the meanings given in the main body of the Agreement. Buyer acknowledges receipt of a separate written Notice of Seller’s Business Affiliations from Seller (the “Affiliation Notice”) informing Buyer that Seller has affiliated business arrangements with DHI Mortgage Company, Ltd. (“DHI MORTGAGE”) and D.R. Horton Insurance Agency, Inc. and that Buyer is not required to use either of these affiliated companies or any PREFERRED LENDER (described below) as a condition of Buyer's purchase of the Property or Buyer's access to settlement services in connection with the purchase of the Property. 1. Offer of Finance Incentive. If Buyer does apply to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property and if the loan is approved and funded by PREFERRED LENDER, Seller agrees to pay on behalf of Buyer, or to provide incentives, discounts or credits to Buyer for, the following costs in connection with the sale and financing of the Property: Finance Incentive. Buyer shall be entitled to an incentive up to the amount of . This amount is to be applied towards the Buyer’s payment of the following fees/costs to the extent applicable and in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee and Upfront Unfinanced Mortgage Insurance (if applicable), Discount Points (if applicable). If additional incentive remains, it shall be applied as a general incentive credit towards other usual and customary closing costs charged to Buyer by other settlement service providers. No portion of this amount may be used as a credit towards, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer. Application of this incentive is subject to your lenders guidelines and loan program restrictions. Any excess unused incentive is forfeited by Buyer. 2. Preferred Lender. The PREFERRED LENDER relating to this Builder’s Incentive and Concessions Addendum is: DHI MORTGAGE. More information regarding DHI MORTGAGE is available at: www.dhimortgage.com. THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS READ THIS BUILDER’S INCENTIVE AND CONCESSIONS ADDENDUM TO THE AGREEMENT AND AGREE TO THE TERMS, CONDITIONS AND LIMITATIONS CONTAINED HEREIN. Revised 7/13/2022 BUILDER’S INCENTIVE AND CONCESSIONS ADDENDUM SELLER: D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni Nicole Erni (May 7, 2026 11:01:52 EDT) Nicole Erni D.R. Horton Officer May 7, 2026 Date BUYER: ?teptu#te Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date

Revised 7/13/2022

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118
Printed: 4/30/2026

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Neptune Rem LLC
[Homebuyer(s)]

PROPERTY: 7056 Train Station Way,
LOUISVILLE, KY 40272

FROM: D.R. Horton, Inc. – Louisville, a Delaware corporation
[Seller]

DATE: April 30, 2026

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD.
4660 Duke Drive
Suite 105
Mason, OH 45040

D.R. HORTON INSURANCE AGENCY, INC.
1341 Horton Circle
Arlington, TX 76011

TRAVIS COUNTY TITLE COMPANY DBA DHI TITLE AGENCY
13425 Eastpoint Centre Drive,
Suite 130
Louisville, KY 40223

DHI MORTGAGE COMPANY, LTD.
13425 EASTPOINT CENTER DR.
LOUISVILLE, KY 40223

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd.
Suite 125
Austin, TX 78750

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**Travis County Title Company DBA DHI Title Agency and DHI TITLE INSURANCE COMPANY***	
Service	**Charge**	**Service**	**Charge**
Loan Origination Charge:	0% + $1,150.00	Title Services	$575.00 - $650.00
Loan Processing Fee:	$250.00	Simultaneous Lender's Title Insurance:	$100 - $250.00
An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs		Owner's Title Insurance:	$1,220.00 - $1,425.00
		Title- CPL Fee	$50.00

Travis County Title Company DBA DHI Title Agency charge estimates are based on an average home price of $300,000. Title insurance rates are set by the underwriter. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. *Title Companies in the state provide title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

Note: If you apply with DHI Mortgage Company, Ltd. a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. at or within three business days after loan application.

You may be entitled to discounts/credits paid by seller towards the purchase of a package of settlement services as set forth in the Builder's Incentive and Concessions Addendum to your Home Purchase Agreement.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Kentucky. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $573 and $1,208 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD., TRAVIS COUNTY TITLE COMPANY DBA DHI TITLE AGENCY, DHI TITLE**

PAGE 1

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Apr 30, 2026

Initials Buyer Date

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia **Job:** 553180118
Printed: 4/30/2026

INSURANCE COMPANY AND **D.R. HORTON INSURANCE AGENCY, INC**. and may receive a financial or other benefit as the result of this referral.

Neptune Rem LLC
Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026

Buyer: Neptune Rem LLC Date

PAGE 2

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JA Apr 30, 2026

Initials Buyer Date

Privacy Notice For more information on our collection, sharing, and other processing of personal information, please visit the D.R. Horton Privacy Policy available on www.drhorton.com. You agree to our processing of your personal information consistent with our Privacy Policy. BUYER(S): Neptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 CONSTRUCTION ADDENDUM This Addendum is hereby made a part of the Home Purchase Agreement dated 04/29/2026, between Neptune Rem LLC, as Buyer(s) and [SELLER-LEGAL NAME], as Seller, regarding Lot 18 in Orell Station community. Below is a series of addenda, which will be made a part of the original Agreement as referenced above. Capitalized terms used herein will have the meanings ascribed to them in the Agreement. By signing below, Buyer acknowledges the terms provided herein. SEWER LATERAL WATER LINE Buyer understands the location and configuration of the water line and main sewer line at the exit point of the home is at the sole option of the Seller. Sewer laterals and water lines and their placement are pre-determined by the developer. Buyer understands that the house handing is determined by the location of the sewer lateral. The house handing may be switched at the sole discretion of the Seller. GRADING Your yard has been graded to cause rain water to flow away from the foundation and in general conformance with the approved grading plan as determined by local requirements. It is the homeowner’s responsibility to maintain established grades and swales to prevent possible wet area problems. Within the first year, on a one-time only basis, Seller will provide labor and material to fill any sunken areas near the foundation. It is the homeowner’s responsibility in maintaining established grades and swales if adding a porch, patio, deck or swimming pool, or when landscaping. Seller cannot be responsible for drainage from natural wooded areas or other natural areas not graded by Seller. WOODED HOMESITE If your homesite presently has trees on it, we reserve the right to remove or leave them at our discretion. It is our intention to remove only those trees that affect the construction of your home, including installation of streets, utility lines, driveways and establishment of proper grade on your homesite. Seller WILL NOT be responsible for the health of the trees left on your homesite. After occupancy, Seller WILL NOT remove any trees on your homesite. Wooded areas on the lot will be left in their natural state. Dead fall will not be cleared or removed. UTILITY PLACEMENT Seller and Buyers acknowledge that the final utility plan for their Community has not been reviewed by Buyer, but the Buyer understands that above-ground transformers for electric, gas, telephone, cable, etc. may be located within a utility easement that may overlap property lines. Seller makes no representation of possible transformer placement and advises that the final utility plan is NOT subject to alteration. LANDSCAPE Seller shall provide a one time starter lawn of sod/seed, plant package of shrubs, and tree. Seller makes no representation as to the size, species, quality, or color of plant materials contained in the landscape package due to seasonal availability of certain species. Seller is unable to control the care, maintenance or watering of plants or grass after the home is closed, therefore there is no warranty for landscaping. Immediately after closing, Seller recommends that Buyer begin a yard care program which includes regular watering, fertilizer, and over-seeding several times a year, especially during the first two years. NATURALLY OCCURRING GASES A small percentage of homes in the United States experience elevated levels of methane gas or other naturally occurring gases. These are naturally occurring gases that rise up and escape from the soil. This phenomenon can occur in any home regardless of the type of home or who builds it. The Seller claims no expertise in the measurement or reduction of levels of these gases in homes, nor does Seller provide any advice to homeowner as to acceptable levels or possible health hazards of the gases. Buyer agreesthat this Purchase Agreement is not conditioned upon testing results for naturally occurring gases, or the presence or lack of such gases affecting the property. Upon closing of the property, Buyer shall be deemed to have accepted the property as the presence of the gases now or in the future and Seller shall be released from any and all claims related to or arising from the presence of naturally occurring gases. Homeowners seeking further information on these gases may contact the state or local Environmental Protection Agency (EPA) offices. FLOORING – TRIM – STAIRS AND MARBLE FACING Buyer acknowledges that there are certain inherent risks associated with certain products including, but not limited to, the appearance of cracks, a variance of color, grain and texture. Many products are affected by humidity levels, dry seasons, or heating seasons when the furnace is in use, which will cause expansion and contraction. Some products may be affected by sunlight exposure which can cause color fading or softening of the material. Furthermore, colors often change with age. Buyer hereby waives any claim it may have against Seller for any breach of implied warranty as a result of the occurrences of any said risks. Buyer hereby acknowledges that he has been informed of these risks and hereby accepts such risks. Nothing stated in LOU Construction Addendum 6-1-21 this paragraph shall limit, waive, or modify Seller’s warranty of a structurally sound constructed home in a workmanlike manner. However, because of the natural properties and imperfections of certain products, imperfections and variations of color will occur. SAMPLE COLOR The samples the Buyer uses to make the selections can vary slightly in color due to the manufacturing process and the nature of the material used in making such products as brick, carpet, kitchen cabinets, vinyl or fiber cement siding, paint, shutters, and vinyl flooring. The variation in color from the sample will not be cause for Buyer to reject nor accept the actual product installation. DRIVEWAY Seller will install a concrete driveway with your new home. Information regarding the care and service of your driveway is provided in the Homeowner’s Manual. PLUMBING ROUGH-IN DESIGNATION If Buyer selects a plumbing rough-in for the basement it will include the following: 3 Piece Rough-In a. A drain in the basement floor for a toilet b. A drain in the basement floor for a shower c. A vertical drain pipe for a sink d. No water supply piping is included e. No fixtures, additional plumbing, electrical, heating, framing, drywall or painting is included GRANITE & CULTURED MARBLE DISCLAIMER Granite is a product composed of small crystals of natural igneous material, fused together under high heat and pressure inside the earth. Because it is a natural product, granite may absorb liquids and staining agents. To resist stains, all granite countertops are treated with a penetrating sealer at completion of installation. This should be repeated every 1-3 years. The sealer is not a guarantee against stains. GRANITE AND CULTURED MARBLE Stone is a product of nature and it will contain incoherent weak spots, hairline cracks, fissures, scratches and pitting. The normal polished finish of granite is very durable; however, it can be scratched or chipped. Granite and marble are natural products there is no warranty for material. ALL No two pieces of stone will be identical because of the inherent natural characteristics. No two pieces of quartz will be identical because of the manufacturing and mixing processes. This means that colors and veining will vary from piece to piece. We take all precautions to match colors, but no two slabs are identical and the customer understands this. QUARTZ GRANITE AND CULTURED MARBLE Due to slab size limitations and the manufacturing process, Stone countertops may have seams. Countertop seams can be seen and felt. There also may be color variances from piece to piece. Buyer authorizes Seller to make any decisions regarding slab, seams and template approval. ARISTOKRAFT CABINETRY – PAINTED CABINET DISCLAIMER Because of its unique characteristics, this finish is quite different from other cabinetry finishes you may be familiar with. Your satisfaction is important to Seller, and we want you to fully understand the characteristics that make painted finishes so distinctive. It is important to realize that the beauty of wood cabinetry comes from the natural qualities of wood itself. Seller utilizes only select solid hardwoods and hardwood veneers. The beauty of these genuine woods lies in the variation of the grain. The textures of those natural grain patterns often remain visible with paint finish and should be accepted as inherent characteristics when selecting painted cabinetry. On wood products, normal movement is typical due to changes in climatic conditions; this will cause hairline cracks at stile and rail and panel joints. This hairline cracking is a normal characteristic of painted finishes and will not be considered a reason for product replacement. Over time, there may be a slight color shift in the paint finish due to the continued exposure to natural and artificial light sources. We mention these characteristics because neither Seller nor our cabinetry manufacturer can be responsible for these conditions and variations. Accordingly, we ask for your signature below regarding Paint Finish orders. WOOD AND LAMINATE FLOOR DISCLAIMER – WHAT TO EXPECT 2

Flooring is subject to damage from normal foot traffic regardless of Hardness Rating. The manufacturer’s protective finish resists wear marks but doesn’t prevent them. High heeled or spiked shoes can indent any hard surface flooring. Furniture legs should have protectors added to the area that comes in contact with the hard surface floor coverings to prevent damage. Most hard surface floors that are floated versus direct glued may feel different to foot traffic. Flooring color will be affected by direct sunlight. Color may lighten or darken depending on the species of wood/laminate. Area rugs can cause wood, laminate and vinyl to discolor. Most floor coverings have some resistance to fading but are not fade proof. Hardwood and Laminate flooring installed on the second floor will create noticeable noise on the first floor when walked on. Hardwood and Laminate flooring on the second floor is more susceptible to harm from humidity and moisture as humidity rises. The use of bath exhaust fans and humidity control units is recommended to reduce the risk of warping. LAMINATE Wood is a natural product, containing variations in color, decoration and grain. Every piece has a unique color and appearance, and every installed floor will have its own distinctive visual character. Photographs and website images can offer an impression of the product. Please bear in mind that showroom samples and photographic reproductions can give an example of a particular type of wood floor’s appearance, but they may not be representative of the full range of color, texture, and grain variations which can occur in the product itself. Overwood/Underwood is a condition in which there is a perceived misalignment of the flooring surface, with some wood pieces raised above the adjacent pieces leaving a slightly uneven surface, also called lippage. Some overwood/underwood and gaps are a natural occurrence in wood flooring. Small gaps can be filled with appropriate color match filler. Hardwood/laminate floor coverings will react to the amount of moisture in the air. Gapping between boards may vary as moisture levels change. Humidity control units provide the best solution. Excessive moisture can cause warping where not enough moisture may cause shrinkage and create popping and cracking noises. Homes that reside near a body of water may be more susceptible to moisture fluctuation. Normal moisture humidity range is 35-55%. Hardwood/laminate must be installed with a minimum 1/4” gap between other flooring products and adjoining walls. Floor molding covering the gaps can be installed when needed to help provide adequate expansion. The use of T-molds helps absorb that movement and will be placed in locations that normal transitions occur per the floor plan. It is important to realize that these engineered products maintain their beauty and longevity by proper installation. Movement is typical due to climate conditions, time of year, direct sunlight, and cleaning. Cleaning hardwood/laminate with water or water-based products may be damaging to the floor. Excessive water that remains on the hardwood/laminate can cause warping and/or may break down the protective coating. Manufacturer’s recommended cleaning products should be used. VINYL It is not uncommon with light color or less expensive vinyl floors for the underlayment seams to telegraph through the vinyl depending on the light reflection and thickness of the vinyl. This is not a defect, but rather a natural occurrence in some vinyl floors. T-MOLDS Because of its unique characteristics, the expansion and contraction of this product results in the need of expansion points in different areas of the home. The use of T-molds helps absorb that movement and will be placed in locations that normal transitions occur per the floor plan. It is important to realize that these engineered products maintain their beauty and longevity by proper installation. Movement is typical due to climate conditions, time of year, direct sunlight, and cleaning. 3 BUYER: ?teptu#te Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date SELLER: D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni May 7, 2026 Nicole Erni (May 7, 2026 11:01:52 EDT) Nicole Erni D.R. Horton Officer Date

QUALITY ASSURANCE POLICY D.R. Horton, Inc – Louisville welcomes the opportunity to build a new home for you and your family. D.R. Horton, its suppliers and trade partners are committed to provide you with a quality new home, which at the time of closing complies with our Quality Assurance Policy. “Quality Assurance” is defined as, at the time of closing of your new home D.R. Horton warrants that your home will be constructed in compliance with state and local building codes. D.R. Horton further warrants that the workmanship and materials in your new home will meet or exceed the performance standards set forth in the Residential Warranty Corporation (“RWC”) Limited Warranty performance standards. A D.R. Horton representative will conduct an orientation with you approximately one (1) week prior to closing. During this meeting the D.R. Horton representative will familiarize you with certain features and functions of your home. The orientation will include an inspection of the home and items requiring completion or corrections will be noted on an orientation inspection report. A pre-closing inspection will be scheduled prior to closing for the express purpose of verifying the completion of any items listed on the orientation inspection report. Your acknowledgement that all items listed on the orientation inspection report have been completed in accordance with the performance standards mentioned above will constitute a closing of “Quality Assurance”. The completion of certain items such as landscaping, exterior concrete, and exterior painting may be delayed due to weather conditions. Therefore, completion of these items will not be affected by our Quality Assurance Policy. The completion of these items may be subject to an escrow agreement between D.R. Horton and the Buyer’s lending institution. I/we, the Purchaser of Lot 18 in Orell Station Community, City of LOUISVILLE, County of JEFFERSON in the State of KY, hereby acknowledge receipt of D.R. Horton Quality Assurance Policy statement. PURCHASER / BUYER: ?Ieptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date

Apr 30, 2026 Initials Buyer Date DBG 21159844.2 Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 RADON ADDENDUM This Radon Addendum (“Addendum”) is attached to and made a part of the certain Home Purchase Agreement dated 04/29/2026 between D.R. Horton, Inc. – Louisville, a Delaware corporation, as Seller, and Neptune Rem LLC, as Buyer, regarding the Property therein described (the “Agreement”). In the event of any conflict in terms set forth in this Addendum with any other provisions of the Agreement, this Addendum shall control. Capitalized terms not defined in this Addendum have the meanings given in the main body of the Agreement. Buyer and Seller further agree as follows: 1. Seller has disclosed to Buyer the following regarding the Community that includes the Property. a. Radon is a naturally occurring radioactive gas that comes from uranium and radium in soils, which can be found everywhere in the world. Uranium breaks down to radium, which then decays into radon gas. This gas can move up through the soil into the atmosphere or be drawn into a building or home. b. The United States Environmental Protection Agency (“EPA”) and the U.S. Geological Survey have designated the county in Kentucky in which the Property is located as a Zone 1 area, which is an area with the potential for high radon levels based on the local geology, radon tests in the area, and other factors. c. Seller is not responsible for any RADON GAS or RELATED SUBSTANCES that may be in or on the Community, the Property or in the DWELLING ON THE PROPERTY after it is constructed. d. All homes in the Community sold by Seller are being constructed to include a passive radon-reduction system. The passive radon-reduction system is located beneath the slab where soil gases are collected and vented through a piping system through the attic into the atmosphere. Buyer should not perform any construction or repairs or take any other action that will modify, impair or interfere with the radon reduction system and/or its operation. While the passive radon-reduction system is being installed to allow for the use and enjoyment of the Buyer’s home on the Property, SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE DWELLING WITH THIS, OR ANY, RADON SYSTEM. e. Information about radon can be found at the EPA’s website: http://www.epa.gov/radon/ and the Kentucky Cabinet for Health and Family Services website: https://chfs.ky.gov/agencies/dph/dphps/emb/Pages/radon.aspx. 2. Except as stated in this Addendum, Seller, its officers, directors, employees, agents, parent, subsidiaries, affiliates, subcontractors, suppliers, successors, and assigns (the “Seller Parties”), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to (i) the presence or absence of radon gas in the soils or groundwater beneath or adjacent to the Property, or in the Dwelling prior to, on or after Closing; (ii) the environmental conditions at or emanating from the Community or the Property, or existing or potential environmental effects associated with any of the same; or (iii) the effectiveness of any architectural or engineering activities for reducing the presence of radon (the “Disclosed Matters”). In addition, Buyer acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum. 3. GENERAL RELEASE. BUYER AND BUYER’S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE “BUYER PARTIES”) HEREBY RELEASE THE SELLER PARTIES, WITH RESPECT TO ANY CLAIMS, DEMANDS OR DAMAGES THAT THE BUYER PARTIES MAY HAVE THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS WHICH MAY IMPACT ONE OR MORE LOTS. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS. IN WITNESS WHEREOF, THE UNDERSIGNED PARTIES HAVE EXECUTED THIS ADDENDUM AS OF THE DATES SET FORTH BELOW. PAGE 1 JAJA

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118

Printed: 4/30/2026

SELLER:	**BUYER:**
D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni Nicole Erni (May 7, 2026 11:01:52 EDT) May 7, 2026 Nicole Erni Date D.R. Horton Officer	Neptune Rem LLC Apr 30, 2026 Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) **Buyer:** Neptune Rem LLC Date

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JA Apr 30, 2026

Initials Buyer Date

DBG 21159844.2

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 D.R. Horton, Inc. – Louisville, a Delaware corporation Mold Addendum 1. Mold—Mold is a type of fungus that occurs naturally in the environment and is found everywhere life is supported. It spreads by means of microscopic spores carried on air currents. In order to grow, mold requires (a) a food source, (b) a temperate climate (i.e., between 40 and 100 degrees Fahrenheit), and (c) moisture. In a residence, a number of food sources can be found—fabric, carpet, wallpaper, drywall, wood, and insulation, to name a few. Of critical importance, however, is moisture— moisture is the only mold growth factor that can be controlled in a residential setting. By minimizing moisture, a homeowner can reduce or eliminate mold growth. Moisture in the home can have many causes. Spills, leaks, overflows, condensation, and high humidity are common sources of home moisture. Good housekeeping and home maintenance practices are essential in the effort to prevent or eliminate mold growth. If moisture is allowed to remain on the growth medium, mold can develop within 24 to 48 hours. Furthermore, mold that is not properly and adequately removed may reappear. 2. Consequences of Mold—All mold is not necessarily harmful. For susceptible persons, mold is just one of any number of indoor air quality irritants including, for example, pet dander and dust mites. Experts disagree, however, about the level of mold exposure that may cause health problems, and as yet there are no state or federal standards that establish acceptable levels of exposure to mold. 3. What the Homeowner can Do—The homeowner can take positive steps to reduce and/or eliminate the occurrence of mold growth in and around the home and thereby minimize the possibility of adverse effects that may be caused by mold. The following suggestions have been compiled from the recommendations of the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association, and the National Association of Home Builders, among others, but they are not meant to be all-inclusive. (a) Before bringing items into the home, check for signs of mold. Potted plants (roots and soil), furnishings, stored clothing and bedding material, as well as many other household goods could already contain mold, which can then be spread to other areas of the home. (b) Regular vacuuming and cleaning will help reduce mold levels. Mild bleach solutions and most tile cleaners are effective in eliminating or preventing mold growth. (c) Keep the humidity in the home low. Vent clothes dryers to the outside. Ventilate kitchens and bathrooms by opening the windows, by using exhaust fans, and/or by running air conditioning equipment to remove excess moisture in the air and to facilitate evaporation of water from wet surfaces. (d) Raise the temperature in areas where moisture condenses on surfaces, and open doors between rooms to increase air circulation in the home including doors to closets. (e) Have major appliances (e.g., furnaces, heat pumps, central air conditioners, window air conditioners, ventilation systems, and humidifiers) inspected, cleaned, and services regularly by a qualified professional. (f) Clean and dry refrigerator, air conditioner, and dehumidifier drip pans and filters regularly and be certain that your refrigerator and freezer doors seal properly. (g) Inspect for condensation and leaks in and around the home on a regular basis. Look for discolorations or wet spots. Take notice of musty odors and any visible signs of mold. Fix leaky plumbing and leaks in the exterior and interior of the home and all other sources of moisture problems immediately. (h) Promptly clean up spills, condensation, and other sources of moisture. Thoroughly dry wet surfaces and materials. Do not let water pool or stand in your home. Promptly replace materials that cannot be thoroughly dried such as drywall or insulation. (i) Do not let water pool or stand around the foundations or under the home in a crawl space or beneath any structural sub-floor. Maintain required slopes and adequate drainage away from the foundations and keep plantings and sprinklers the proper distance from your home. If you find standing or excessive water, seek professional help to remove it. (j) Perform routine visual inspections. Respond promptly when you see signs of moisture or mold. Thoroughly clean the affected area with a mild solution of bleach after first testing to determine if the affected material or surface is color safe. After cleaning, dry the affected surfaces completely. Porous materials, such as fabric, upholstery, or carpet should be discarded. Should the mold growth be severe, qualified trained professionals may be needed to assist in the remediation effort. (k) Regularly maintain your home. For example, regularly caulk the windows, faucets, drains, tub, and showers. Maintain roofs in good repair. Refer to your homeowner manual for additional areas of suggested maintenance. Page 1 of 2 Mold Disclosure Addendum DBG 21159842.2 LOU 6-1-21

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 Buyer acknowledges and understands the above information ?teptu#te Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date Page 2 of 2 Mold Disclosure Addendum DBG 21159842.2 LOU 6-1-21

D.R. Horton Smart Home Disclosure Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, “Smart Home Technology”), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home. Some or all of the Smart Home Technology may be installed after closing, by a third-party installer or manufacturer (“Provider”). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase. The Alarm.com home automation-only application (the “App”) is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services. In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider. IMPORTANT INSTALLATION DEADLINE: You have 120 daysfrom the date you close escrow on your home (the “Deadline”) to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider’s then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology. PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time. COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices. Revised 06/17/2022

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended. Cell Phone #: 5122034306 Work Phone #: Home Phone #: Email Address (primary): johnarsenault@realbricks.com Email Address (secondary): My New Home – Address /Direct Mail: 7056 Train Station Way, LOUISVILLE, KY 40272 Community/Subdivision Name: Projected Closing Date: 09/01/2026 BUYER(S): Neptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date Revised 06/17/2022

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: **553180118**
Printed: 4/30/2026

INSULATION DISCLOSURE ADDENDUM

This Insulation Disclosure Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Neptune Rem LLC** (BUYER(S) and **D.R. Horton, Inc. – Louisville, a Delaware corporation** (SELLER) and dated **30th day of April, 2026** for the Property known as **Lot 18** of **Orell Station** SUBDIVISION. All terms defined in the Agreement shall have the same meanings when used in this Addendum. In the event of a conflict between the terms and provisions of the main text of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

In accordance with Federal regulations, the following information is provided to the Buyer of the home constructed or to be constructed on the Lot described above:

AREAS OF HOME	TYPE	THICKNESS	R-VALUE
Top Floor Ceilings - Flat	Blown	10"-11"	R-38
Top Floor Ceilings – Short Truss Sections	Blown	10"-11"	R-38
Top Floor Ceilings - Other than Flat	Fiberglass Batts	10"	R-30
Exterior Walls & Fireplaces	Fiberglass Batts	3.5"	R-13
Cantilevers & Floors Over Garages	Fiberglass Batts (open cell foam)	10"	R-30
Rim or Band Joist Areas	Unfaced Fiberglass	4.5"	R-13
Crawl Space Walls (if applicable) - to frostline	Vinyl Faced Blankets (continuous)	3"	R-11

R-Value indicated is for insulation only. R-Values specified above are based on information provided by the manufacturers of the insulation. Thicknesses and R-Values specified above may vary where framing details or design do not permit such installation.

BUYERS:	SELLER:
Neptune Rem LLC Apr 30, 2026 Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) **Buyer:** Neptune Rem LLC Date	**D.R. Horton, Inc. – Louisville, a Delaware corporation** Nicole Erni May 7, 2026 Nicole Erni (May 7, 2026 11:01:52 EDT) Nicole Erni Date D.R. Horton Officer

LOU – Insulation Disclosure 06/01/21

04/30/2026

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Neptune Rem LLC		
Subdivision:	Orell Station		
Lot Address:	7056 Train Station Way, LOUISVILLE, KY 40272		
Buyer Home:			
Buyer Cell:	5122034306		
Buyer Work:			
Buyer Email:	johnarsenault@realbricks.com		
Lot/Block:	18/1	**Builder Key:**	553180118
Total Price:	$280,000.00	**Ratify Date:**	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:
Company Address:

Broker Officer:
Broker Officer License: **Officer Email:**
Agent Name:
Agent License:
Agent Email:
Agent Cell:
Agent Work:
Agent Fax:

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	D.R. Horton, Inc. – Louisville, a Delaware corporation
Company Address:	13425 Eastpoint Centre DriveSuite 130
Company License:	
Agent Name:	George T Garcia
Agent License:	
Agent Email:	GTGarcia@drhorton.com
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	D.R. Horton, Inc. – Louisville, a Delaware corporation
Address:	13425 Eastpoint Centre DriveSuite 130 Louisville, KY 40223
Sales Agent	George T Garcia
Sales Agent Email:	GTGarcia@drhorton.com
Sales Agent Cell:	
Sales Agent Work:	

SETTLEMENT AGENT INFORMATION

Company Name:	TRAVIS COUNTY TITLE DBA DHI TITLE AGENCY
Company Address:	13425 Eastpoint Centre Drive LOUISVILLE, KY 40223
Agent Name:	BAXLEY, BIANKA
Agent Email:	bnbaxley@dhititle.com
Agent Cell:	

LOU 6-1-21

04/30/2026 Agent Work: Agent Fax: LOU 6-1-21

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 BUYER’S CONFIRMATION OF RECEIPT OF HOMEOWNERS ASSOCIATION INFORMATION Buyer(s) Name(s): Neptune Rem LLC Seller: D.R. Horton, Inc. – Louisville, a Delaware corporation Name of Homeowner’s Association: Name of Homeowner's Association: Orell Station Estates HOA Homeowner’s Association Management Company Name: Berkshire Hathaway HomeServices Parks & Weisberg Realtors Address: 1701 Herr Ln Suite 300, Louisville, KY 40222 Phone: 502-459-1928 ASSESSMENTS/DUES: Total Annual Assessment: $375 FEES: Initial Capital Contribution: N/A Transfer/Setup Fee: $150 By signing below, Buyer acknowledges that Buyer agrees to become a member of the Homeowners’ Association. Buyer also agrees to pay any and all initiation fees, membership fees, working capital fees and other fees, if applicable, and any regular or special assessments that could occur. Buyer acknowledges that Seller has provided a copy of the Declaration of Covenants, Conditions and Restrictions (“Declaration”) of the above-referenced Homeowners Association and also acknowledges that the Property being purchased by Buyer is subject to the Declaration. Buyer fully understands and accepts all terms and conditions of the Declaration. Buyer acknowledges that the Property will be subject to assessments in the amount and frequency as described above, which may be subject to change following the closing. Buyer: ?teptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date Seller: D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni May 7, 2026 Nicole Erni (May 7, 2026 11:01:52 EDT) Nicole Erni D.R. Horton Officer Date Form LOU – HOA Disclosure 8-20-21

Buyer(s): Neptune Rem LLC, Community: Orell Station, Plat: 18/1/C, Address: 7056 Train Station Way, Sales Rep: George T Garcia Job: 553180118 Printed: 4/30/2026 CUSTOMER TIMELINE AND CONSTRUCTION PROCESS Congratulations on the purchase of your new D.R. Horton home! Building a home is exciting and we encourage you to visit frequently to see your home take shape. Prior to any site visit, please contact your sales agent to accompany you on your tour. It is important we set proper expectations for you so you know what to expect during this process. This document is to help you understand the major milestones and what is required of you. Please plan ahead and inform your employer of these times you will need to take away from work. The following timeline provides details of what’s to come. Our company is committed to your satisfaction. If at any time you feel like you’re not completely satisfied, please let a member of our team know. Day 1 Signed purchase agreement and deposits submitted. Inventory Home Purchase If you purchased an inventory home that was started by D.R. Horton, only appliances, Deako upgrade package and window blinds can be added within 1 business day of contract. NO OTHER CHANGES WILL BE PERMITTED. On or before business day 3 Apply for your loan application or provide proof of funds if you are paying cash. On or before day 7 – new build sale All options must be selected and completed. No further changes will be allowed after this date. On or before day 30 You must provide a letter from your lender that your loan is fully and finally approved. This is not applicable with DHI Mortgage. Prior to start of construction Your Superintendent will schedule a pre-construction meeting that will take place Monday - Friday between 7:00 a.m. - 3:00 p.m.. It will be located in the model home closest to the community where your home is being built. It will allow you to meet the person building your home, exchange contact information and review what’s to come. This should take approximately 60 - 90 minutes. Approximately 7 days prior to closing Your Superintendent will schedule a new home orientation meeting that will take place Monday - Friday between 8:00 a.m. - 2:00 p.m.. The purpose of this meeting will be to acclimate you to your home-related maintenance and upkeep. This will take approximately 2 hours. On or prior to your closing date Your Superintendent will schedule a closing meeting that will take place at your new home. At this point we will ask you to sign off that your home is complete and ready for closing. Closing Congratulations on your new D.R. Horton home! The Closing will be communicated via email by our Closing Coordinator on a date determined by the builder. This will take place Monday - Friday between 8 a.m. - 4 p.m. and last approximately one hour. 30 days following closing Your Superintendent will be your point of contact for any repairs or concerns. Month 2 - Month 12. Visit www.drhorton.com/warranty for any warranty work needed. Online process is required for any warranty related item. • We encourage you to reach out to your Superintendent should you have any questions throughout the process. Due to their work schedule, please understand it may take up to 48 hours for a response. • Do not make arrangements for your closing such as movers, appliance delivery, etc. until our Closing Coordinator has sent you closing instructions. • DR Horton will not issue keys at closing with an unrelated title company without funds transfer. BUYER: ?Ieptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT) Apr 30, 2026 Buyer: Neptune Rem LLC Date

Buyer(s): Neptune Rem LLC, **Community:** Orell Station, **Plat:** 18/1/C, **Address:** 7056 Train Station Way, **Sales Rep:** George T Garcia

Job: 553180118
Printed: 4/30/2026

Amendment to Agreement

This ADDENDUM is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Neptune Rem LLC** (BUYER(S) and **D.R. Horton, Inc. – Louisville, a Delaware corporation** (SELLER) and dated **30th day of April, 2026** for the Property known as **Lot 18** of **Orell Station** SUBDIVISION. All terms defined in the Agreement shall have the same meanings when used in this Addendum. In the event of a conflict between the terms and provisions of the main text of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Buyer agree as follows:

Buyer's and Seller obligation under the Contract are contingent on Buyer's ability to obtain funds sufficient to purchase the Property within ninety (90) days of the Effective Date of the Contract. Buyer agrees to provide to Seller within ninety (90) days from the Effective Date financial statements or other written verification of Buyer's ability to purchase the Property with cash. If after ninety (90) days from the Effective Date Buyer is unable to verify to Seller's reasonable satisfaction that Buyer has the available funds necessary to purchase the Property according to the terms of the Contract or is otherwise unable to achieve funding to purchase the Property, Buyer will have the right to cancel this Agreement, and the Earnest Money, if any, paid by Buyer shall be returned to Buyer.

BUYERS:		SELLER:	
?teptune Rem LLC Neptune Rem LLC (Apr 30, 2026 15:59:06 MDT)	Apr 30, 2026	D.R. Horton, Inc. – Louisville, a Delaware corporation Nicole Erni Nicole Erni (May 7, 2026 11:01:52 EDT)	May 7, 2026
Buyer: Neptune Rem LLC	Date	Nicole Erni D.R. Horton Officer	Date

Page 1 of 1
Addendum – LOU BLANK 6-1-21

DBG 21159845.2

Purchase Agreement for Property at 7056 Train Station Way, LOUISVILLE, KY

Final Audit Report 2026-05-07

Created:	2026-04-30
By:	D.R. Horton (noreply-esign@drhorton.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA23IZXQsEvGdEQMf7HpmBmgg37k-LFeJ7
Number of Documents:	1
Document page count:	37
Number of supporting files:	0
Supporting files page count:	0

"Purchase Agreement for Property at 7056 Train Station Way, L OUISVILLE, KY" History

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